EXHIBIT 1.1

1,100,000 Units1

ADCARE HEALTH SYSTEMS, INC.

UNDERWRITING AGREEMENT

____________, 2006

Newbridge Securities Corporation
1451 West Cypress Creek Road
Suite 204
Fort Lauderdale, FL 33309

Dear Sirs:

AdCare Health Systems, Inc., an Ohio corporation (the “Company”) proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”) for whom you are acting as Representatives (the “Representatives”), an aggregate of 1,100,000 Units (the “Firm Units”) of the Company, at a purchase price (net of discounts and commissions) of $[•] per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $[•] per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $[•] per Firm Unit. Each Firm Unit consists of two shares of common stock of the Company, no par value (the “Common Stock”), and two warrants to each purchase one share of Common Stock at a purchase price of $[•] per share (the “Warrants”). The Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (“Effective Date”) of the Registration Statement (as hereinafter defined) unless the Representatives inform the Company of their decision to allow earlier separate trading. Each of the Warrants entitle its holder to exercise it to purchase one share of Common Stock for $[•] during the period commencing on the date the Warrants become separately transferable and terminating on the five-year anniversary of the Effective Date.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form SB-2 (No. 333-131542), including a Preliminary Prospectus (as hereinafter defined) relating to the Securities, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Regulations. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final Prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Regulations. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Regulations is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations.
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1 Plus an option to purchase up to 165,000 additional Units to cover over-allotments.

The Company understands that the Underwriters propose to make a public offering of the Units, as set forth in and pursuant to the Prospectus, as soon as practicable after the Effective Date and the date of this Agreement. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Units. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per Unit (net of discounts and commissions) (the “Initial Price”), the number of Firm Units set forth opposite the name of such Underwriter under the column “Number of Firm Units to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

(b)  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional 165,000 Units from the Company (“Over-allotment Option”). Such additional 165,000 Units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1(a) hereof.

The Over-allotment Option granted pursuant to Section 1(b) hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representatives, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full business days nor earlier than two full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of the Newbridge Securities Corporation or at such other place as shall be agreed upon by the Company and the Representatives. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

(c) Payment of the purchase price for, and delivery of the certificates for, the Firm Units shall be made at 10:00 A.M., Eastern Standard time, on [•], 2006, or such other date, not later than the fifth business day thereafter, or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of Newbridge Securities Corporation or at such other place as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Units are called “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least one full business day prior to the Closing Date. The Company will permit the Representatives to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units.

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates for, the Option Units shall be made on the Option Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, at the offices of Newbridge Securities Corporation or at such other place as shall be agreed upon by the Representatives and the Company upon delivery to you of certificates representing such securities for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representatives request not less than one full business day prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

(d) The Company hereby agrees to issue and sell to the Representatives (and/or their designees) on the Effective Date an option (“Representatives’ Purchase Option”) for the purchase of an aggregate of [•] units (“Representatives’ Units”) for an aggregate purchase price of $100. Each of the Representatives’ Units is identical to the Firm Units. The Representatives’ Purchase Option shall be exercisable, in whole or in part, commencing on the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representatives’ Unit of $[•], which is equal to one hundred ten percent (125%) of the initial public offering price of a Unit. The Representatives’ Purchase Option, the Representatives’ Units, the Common Stock included in the Representatives’ Units, the Representatives’ Warrants and the shares of Common Stock issuable upon exercise of the Representatives’ Warrants are hereinafter referred to collectively as the “Representatives’ Securities.” The Representative’s Securities will be identical to those offered to the public. The Public Securities and the Representatives’ Securities are hereinafter referred to collectively as the “Securities.”

Payment of the purchase price of, and delivery of the certificates for, the Representatives’ Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives’ Purchase Option in the name or names and in such authorized denominations as the Representatives may request.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

(a) At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations, and will in all material respects conform to the requirements of the Securities Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(a) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters directly by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(b) The Securities have been duly authorized for listing on the American Stock Exchange. The Company has filed with the Commission a Form 8-A registration statement providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants, which registration statement complies in all material respects with the Exchange Act. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company and each of its subsidiaries is a party or by which their property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business or the business of its subsidiaries, has been duly and validly executed by the Company or its subsidiaries, is in full force and effect and is enforceable against the Company or its subsidiaries, and, to the knowledge of the Company or its subsidiaries, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company or its subsidiaries, and neither the Company or its subsidiaries nor, to the best knowledge of the Company or its subsidiaries, any other party is in breach or default thereunder and, to the best knowledge of the Company or its subsidiaries, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. Performance of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(d) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement. Except as described Prospectus, the Company has not sold, issued or distributed any shares of any class of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement.

(e) The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors or comparable body (including each committee thereof) of the Company for the dates presented through the date of the latest meeting and action and (ii) accurately reflect all transactions referred to in such minutes.

(f) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received any consents required in connection with the inclusion of such data in the Registration Statement.

(g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business of the Company or its subsidiaries, (ii) there have been no material transactions entered into by the Company or its subsidiaries, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor its subsidiaries have (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

(i) Rachlin Cohen & Holtz LLP (“Rachlin”) whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Securities Act and the Regulations and such accountants, in the performance of their work for the Company, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002. Rachlin has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(j) The financial statements, including the notes thereto and supporting schedules, included in the Registration Statement and Prospectus fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The summary financial data included in the Registration Statement and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Registration Statement and the Prospectus and other financial information.

(k) The Company had at the date or dates indicated in the Registration Statement and Prospectus, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(l) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

(m) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company or set forth in the Company’s Articles of Incorporation or Code of Regulations, each as amended; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(n) Except as set forth in the Registration Statement and Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(o) This Agreement and the Warrant Agreement (as hereinafter defined), have been duly and validly authorized by the Company and constitute, and the Representatives’ Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p) The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, and the Representatives’ Purchase Option, and the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the terms of any agreement or instrument to which the Company or its subsidiaries is a party hereof; (ii) result in any violation of the provisions of the Articles of Incorporation of the Company, as amended, or the Code of Regulations of the Company, as amended; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their properties or business.

(q) No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries may be bound or to which any of the properties or assets of the Company or its subsidiaries is subject. The Company is not in violation of any term or provision of its Articles of Incorporation, as amended, or Code of Regulations, as amended, or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their properties or businesses.

(r) The Company and each of its subsidiaries has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Registration Statement and Prospectus. The disclosures in the Registration Statement concerning the effects of foreign, federal, state and local regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, and the Representatives’ Purchase Option, as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

(t) To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers and directors prior to the Offering and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by such person to become inaccurate and incorrect in all material respects.

(u) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or its subsidiaries or, to the best of the Company’s knowledge, any officer or director of the Company, which has not been disclosed in the Registration Statement or the Questionnaires.

(v) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, earnings or business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are wholly owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(w) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the rules and regulations promulgated under the Securities Act, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) Except as described in the Registration Statement and Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any officer or director of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any officer or director of the Company that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).

(y) Except as described in the Registration Statement and Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date on which the Registration Statement was filed with the Commission or thereafter, other than payments to the Representatives or as disclosed to the Representatives.

(z) None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein.

(aa) Based on the Questionnaires, no officer, director or any beneficial owner of 5% or greater of the Company’s outstanding Common Stock has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representatives and their counsel, if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of an NASD member participating in the offering.

(bb) Neither the Company or its subsidiaries nor any of the officers and directors of the Company or its subsidiaries or any other person acting on behalf of the Company or its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or its subsidiaries (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company or its subsidiaries as reflected in any of the financial statements contained in the Registration Statement or Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or its subsidiaries. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(cc) Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(dd) The Company has entered into a warrant agreement with respect to the Warrants and the Representatives’ Warrants with Continental Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”).

(ee) No employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company.

(ff) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(gg) Except as described in the Registration Statement and Prospectus, the Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

(hh) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and Prospectus.

(ii)  Except as described in the Registration Statement and Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(jj)  Except as described in the Registration Statement and Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(kk) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement and Prospectus.

(ll)  The Company and its subsidiaries own or possess, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the right to acquire such intellectual property could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(mm)  No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent.

(nn)  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(oo) Management has established disclosure controls and procedures (as defined in Exchange Act Rules 13a−15 and 15d−15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities. Based on the evaluation of its disclosure controls and procedures, the Company's audit committee (or persons fulfilling the equivalent function) are not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the date of the most recent evaluation of such controls and procedures, there has been no change in the Company's internal controls that has materially affected, or is reasonably likely to materially affect, the Company's internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp) The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted thereunder and Sections 121 and 803 of the American Stock Exchange Company Guide. The Company's audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Sections 121 and 803 of the American Stock Exchange Company Guide.

(qq) The Company is in compliance with all provisions of the Sarbanes−Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes−Oxley Act”) that are applicable, or will be applicable as of the date of payment for and delivery of the Firm Shares pursuant hereto, to the Company.

(rr) Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects. All payroll withholdings required to be made by of the Company and its subsidiaries with respect to employees have been made, except those withholdings that, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect. There have been no tax deficiencies asserted against the Company or its subsidiaries and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or its subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect.

(ss) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units.

3. Covenants of the Company. The Company covenants and agrees as follows:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

(b) The Company shall promptly advise the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event during the period described in Section 3(c) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) During the time when a Prospectus is required to be delivered under the Securities Act, or the Regulations, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Securities Act, or the Regulations, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3(b) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(d) For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Common Stock and Warrants under the Exchange Act without the prior written consent of the Representatives.

(e) The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

(f) The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Regulations, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

(g) For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q or quarterly reports and the mailing of quarterly financial information to stockholders.

(h) If requested by the Representatives, the Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the Effective Date.

(i) For a period of five years from the Effective Date or until such earlier time at which the Company is liquidated, the Company will furnish to the Representatives and their counsel copies (which may be electronic copies) of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request.

(j) For a period of five years following the Effective Date or until such earlier time at which the Company is liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representatives (“Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representatives may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and the Depository Trust Company (“DTC”). The Representatives acknowledge that Continental Stock Transfer & Trust Company is an acceptable Transfer Agent.

(k) Until such time as the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, or until such earlier time upon which the Company is required to be liquidated, the Company shall engage underwriter’s counsel, for a one-time fee of $5,000 payable on the Closing Date, to deliver and update to the Underwriters on a timely basis, but in any event on the Closing Date, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (“Secondary Market Trading Survey”); provided, however, that such fee shall only be payable upon delivery and payment of the Firm Units.

(l) For a period equal to five years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Warrants and the Representatives’ Warrants under the Securities Act.

(m) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid on the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary Prospectus and Prospectus and this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, and all amendments and supplements thereto, fees and disbursements of underwriter’s counsel retained for such purpose and a one-time fee of $5,000 payable to such counsel for the preparation of the Secondary Market Trading Survey, as set forth in Section 3(k), (iv) filing fees, costs and expenses incurred in connection with the NASD review of the Offering, (v) reasonable costs of placing “tombstone” advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representatives, (vi) fees and disbursements of the transfer and warrant agent, (vii) the Company’s expenses associated with “due diligence” meetings arranged by the Representatives including a videotape or powerpoint presentation, (viii) the preparation, binding and delivery of transaction “bibles,” in form and style reasonably satisfactory to the Representatives and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representatives, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this section. The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representatives and others. If this Offering is not consummated, then the Company shall reimburse the Underwriters in full for their out of pocket accountable expenses actually incurred by the Representatives. The Representatives shall retain such part of the nonaccountable expense allowance (described below in Section 3(n)) previously paid, if any, as shall equal its actual out-of-pocket accountable expenses and refund the balance. If the amount previously paid is insufficient to cover such actual out-of-pocket accountable expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket accountable expenses.

(n) The Company further agrees that, in addition to the expenses payable pursuant to Section 3(m), on the Closing Date it will pay to the Representatives a nonaccountable expense allowance equal to three percent (2.5%) of the gross proceeds received by the Company from the sale of the Units (less any amounts previously paid) by deduction from the proceeds of the Offering contemplated herein.

(o) The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Registration Statement and Prospectus.

(p) The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a)-(b) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

(q) Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

(r) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Rachlin or other independent public accountants reasonably acceptable to the Representatives.

(t) Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

(u) All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

(v) The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w) From the Effective Date, and for a period of one hundred eighty (180) days thereafter, the Company shall not, without the prior written consent of the Representatives, issue, sell, offer to sell, grant any option for the sale of, to otherwise dispose of, directly or indirectly, any equity securities or other securities convertible into, exercisable for, or exchangeable for equity securities except with respect to the Offering. Further, the Company shall not designate or issue any of its “blank check” preference shares without the prior written consent of the Representatives.

(x) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Public Securities.

(y) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Public Securities without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(z) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Public Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(aa) On the Closing Date, the Company will enter into a Financial Advisory Agreement with the Representative in the form filed with the Commission as an exhibit to the Registration Statement pursuant to which the Representative shall receive an aggregate consulting fee of $100,000 for a two-year period following the Effective Date. These fees shall be paid in advance on the Closing Date.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

(a) The Registration Statement has been declared effective on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b) By the Effective Date, the Representatives shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(c) No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3(e) hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

(d) On each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Carlile Patchen & Murphy, LLP (“Carlile”) counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives and in form and substance reasonably satisfactory to Cozen O’Connor, which shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters, to the effect that:

(i) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in the Registration Statement, to such counsel’s knowledge, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

(ii) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Articles of Incorporation, as amended, or the Code of Regulations, as amended, of the Company. When issued, the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representatives’ Purchase Option, and the Representatives’ Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

(iii) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representatives’ Warrants and the Representatives’ Purchase Option, as well as the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any instrument filed as an exhibit to the Registration Statement, (b) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company and each of its subsidiaries pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument, (c) result in any violation of the provisions of the Articles of Incorporation, as amended, or the Code of Regulations, as amended, of the Company, or (d) to such counsel’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company and each of its subsidiaries of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(iv) The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered), each as of their respective dates, complied as to form in all material respects with the requirements of the Securities Act and Regulations. The Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States federal or state statute or regulation required to be described in the Prospectus is not described as required, nor, to such counsel’s knowledge, are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

(v) The Registration Statement is effective under the Securities Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act or applicable state securities laws.

(vi) To such counsel’s knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company or its subsidiaries that is required to be described in the Registration Statement.

(vii) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation or other entity, as applicable, and is in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which it owns or leases any properties or maintains employees, except where the failure to qualify would not have a material adverse effect on the Company or its subsidiaries.

(viii) This Agreement, the Warrant Agreement, and the Representatives’ Option have each been duly and validly authorized and, when executed and delivered by the Company, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Securities.

(ix) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) Each of the Company and its subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except where the absence of such corporate power and authority, individually or in the aggregate, would not have a material adverse effect on the operations or financial condition of the Company or its subsidiaries.

(xi) No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Public Securities by the Underwriters.

(xii) The Units, Warrants, and Common Stock have been approved for listing on the American Stock Exchange.

To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such certificates. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in its opinion), on the basis of the foregoing no facts have come to the attention of such counsel which should lead them to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Preliminary Prospectus, Prospectus, or Permitted Free Writing Prospectus, each as of its respective date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement).

(e) At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received, a signed letter from Rachlin addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chairman of the Board, the Chief Executive Officer and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be; (ii) the conditions set forth in Section 4(h) hereof have been satisfied as of such date; (iii) as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct; (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the date the Preliminary Prospectus was first used no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

(g) At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the copies of the Articles of Incorporation, as amended, and the Code of Regulations, as amended, of the Company attached to such certificate are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(h) Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company or its subsidiaries from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or its subsidiaries before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company or its subsidiaries, except as set forth in the Registration Statement and Prospectus, (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Warrant Agreement and lock-up letters executed by the officers and directors and their affiliates in such form acceptable to the Representatives.

(j) On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Representatives’ Purchase Option.

(k) All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Cozen O’Connor and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this section, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.  Indemnification.

(a)  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representatives’ Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage as required by the Securities Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3(f) hereof. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

(b) If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action in a timely fashion as reasonably determined by the Underwriter, Selected Dealer or controlling person, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b).

(d) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Public Securities purchased by the Underwriter hereunder. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

(e) Within fifteen days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5(e) are several and not joint.

6. Default by an Underwriter.

(a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b) In the event that the default addressed in Section 6(a) above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will terminate without liability on the part of the Company (except as provided in Sections 3(m) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

(c) In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Right to Appoint Representatives. For a period of five years from the Effective Date, upon notice from the Representatives to the Company, the Representatives shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and its counsel in connection with such representative’s attendance at meetings of the Board of Directors; and provided further that upon written notice to the Representatives, the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege. The Company agrees to give the Representatives written notice of each such meeting and to provide the Representatives with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the representative of the Representatives for his reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation, as well as the same fees or compensations paid to non-employee directors of the Company.

8. Additional Covenants.

(a) For a period of three years from the Effective Date, the Company shall ensure that (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the American Stock Exchange and (ii) at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

(b) During the three-year period commencing on the Effective Date, Newbridge shall have the right (“Management Right”) to serve as managing underwriter, managing placement agent or managing arranger for any financing for the Company or any subsidiary or successor of the Company (each, a “Proposed Financing”) on terms then competitive in the market for transactions of such type. If Newbridge elects not to exercise its Management Right with respect to any Proposed Financing, Newbridge shall be entitled to (i) act as a co-managing underwriter, co-managing agent or co-managing arranger for such financing (“Co-Manager”) or at such other level as Newbridge shall reasonably elect and (ii) assist the Company in identifying, selecting and negotiating with the lead underwriter, agent or arranger for such financing. Newbridge, in its discretion, also shall be afforded the opportunity to purchase, place or arrange, as a member of the underwriting syndicate, selling group or arranging group for such financing, the largest allocation provided to any member thereof. In connection with such Management Right, the Company covenants and agrees to furnish Newbridge with the terms and conditions of any Proposed Financing, and the name and address of such person, entity, representative, broker or dealer proposing to effectuate such Proposed Financing, together with all compensation terms. Newbridge shall have the right within twenty (20) days from such notification by the Company to notify the Company whether Newbridge will exercise its right to effect such Proposed Financing. In the event Newbridge declines to exercise its Management Right, such action shall only relate to the Proposed Financing contained in the specific notice furnished to Newbridge and not to any other Proposed Financing thereafter. In addition, during the three-year period following the Effective Date, Newbridge shall have the right to purchase for its own account or to sell for the account of the Company’s officers and directors, any securities sold by such persons pursuant to Rule 144, including pursuant to a 10b-5(1) trading plan.

(c) The Company will not issue a press release or engage in any other publicity until 45 days after the Effective Date without the Representative’s prior written consent.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10. Effective Date of This Agreement and Termination.

(a) This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

(b) You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange, the NASDAQ National Market or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority, or (iii) if the United States shall have become involved in a new war or a material increase in major hostilities, or (iv) if a banking moratorium has been declared by any state or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, and if not otherwise qualified by materiality, there is a material adverse effect or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, whether or not arising in the ordinary course of business, or such adverse material change in general market conditions, as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities.

(c) In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company related to the transactions contemplated herein shall be governed by Section 3(m) hereof.

(d)  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way be effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.  Miscellaneous.

(a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

If to the Representatives:

Newbridge Securities Corporation
1451 West Cypress Creek Road
Suite 204
Fort Lauderdale, FL 33309
Attn: Douglas K. Aguililla

Copy to:
Cozen O’Connor
Suite 500, 1667 K Street NW
Washington, DC 20006
Attn: Ralph V. De Martino, Esq.

If to the Company:

AdCare Health Systems, Inc.
5057 Troy Road
Springfield, OH 45502
Attn: David Tenwick, President

Copy to:
Carlile Patchen & Murphy
366 Broad Street
Columbus, OH 43215
Attn: Michael A. Smith, Esq.

(b) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d) This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(e) This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

(f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida located in the City and County of Miami or in the United States District Court for the Southern District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Balance of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

AdCare Health Systems, Inc.
By:  ___________________________
Name:    David Tenwick
Title:      Chairman

Accepted on the date first above written.

NEWBRIDGE SECURITIES CORPORATION
Acting severally on behalf of itself and as one
of the Representatives of the several Underwriters
named in Schedule I annexed hereto

By: ___________________________
Name: Douglas A. Aguililla
Title: Director of Investment Banking

SCHEDULE I

ADCARE HEALTH SYSTEMS INC.

1,100,000 UNITS

Underwriter	Number of Firm Units to be Purchased
Newbridge Securities Corp.
Total	[•]